Exhibit 99.1.

USX ANNOUNCES BOARD APPROVAL OF PLAN OF REORGANIZATION AND IDENTIFICATION OF DIRECTORS FOR MARATHON OIL CORPORATION AND UNITED STATES STEEL CORPORATION EFFECTIVE JANUARY 1, 2002

          PITTSBURGH, July 31 - Thomas J. Usher, chairman and CEO of USX Corporation (NYSE: X, MRO), today announced that, based in part on the advice of Credit Suisse First Boston and Salomon Smith Barney, the USX board of directors has approved a definitive plan of reorganization, which envisions a tax-free spin-off of the steel and steel-related business of USX into a publicly traded company to be called United States Steel Corporation and the remaining energy business of USX to operate as Marathon Oil Corporation.
          Usher also announced that the USX board has identified the directors for Marathon Oil Corporation and United States Steel Corporation, who will begin board service following completion of the planned reorganization.
          The current USX board will continue to oversee the affairs of the corporation until the reorganization is completed.
          Current USX directors who will serve on the new board of Marathon Oil Corporation include Usher (chairman), Clarence P. Cazalot, Jr. (president &
CEO), Dr. Shirley Ann Jackson, Charles R. Lee, Douglas C. Yearly, Seth E. Schofield, Charles A. Corry and Neil A. Armstrong.
          Joining the Marathon Oil Corporation board will be David A. Daberko, chairman and chief executive officer of National City Corporation and Dennis H. Reilley, chairman, president and chief executive officer of Praxair, Inc.
          Current USX directors who will serve on the new board of United States Steel Corporation include Usher (chairman, president & CEO), Dr. Shirley Ann Jackson, Charles R. Lee, Douglas C. Yearly, Seth E. Schofield, Paul E. Lego, John F. McGillicuddy, J. Gary Cooper and John W. Snow.
          Joining the United States Steel board will be Robert J. Darnall, chairman of Prime Advantage Corporation and former chairman and CEO of Inland Steel Industries.
           Usher emphasized that the planned reorganization is subject to approval of USX shareholders, receipt of a favorable tax ruling from the Internal Revenue Service (IRS) on the tax-free nature of the transaction, completion of necessary financing arrangements and receipt of necessary regulatory and third party consents. The transaction is expected to occur at year-end, subject to the absence of any materially adverse change in business conditions for the energy and/or steel business, delay in obtaining the IRS ruling or other unfavorable circumstances.

                                    * * * * *

          The foregoing contains "forward-looking statements" which are based on
(1) a number of assumptions concerning future events made by management and (2) information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other facts, many of which are outside USX Corporation's control, that could cause actual events to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see USX Corporation's filings with the Securities and Exchange Commission. There are also a number of uncertainties, risks, conditions and other factors which could prevent the implementation of the above described plan of reorganization.
          In connection with the above described transactions, USX Corporation intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read these materials when they become final because they will contain important information. Investors and security holders may obtain a free copy of these materials as well as other materials filed with the Securities and Exchange Commission concerning USX Corporation at the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these materials and other documents may be obtained for free from USX Corporation by directing a request to USX Corporation at 600 Grant Street, Pittsburgh, PA 15219; Attn: Investor Relations.
          USX Corporation and its officers and directors may be deemed to be participants in the solicitation of proxies from USX Corporation's stockholders with respect to these transactions. Information regarding such officers and directors is included in USX Corporation's proxy statement for its 2001 annual meeting of stockholders filed with the Securities and Exchange Commission on March 12, 2001. This document is available free of charge at the SEC's internet site or from USX Corporation as described above.